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                     MEMBERSHIP  TERMINATION  AGREEMENT


    This Agreement entered into as of the ___ day of January, 1997, is made by and among Nor'Wester Brewing Company, Inc. ("Nor'Wester"), Willamette Valley, Inc. Microbreweries across America ("WVI"), North Country Brewing Company, Inc. ("North Country"), and North Country Joint Venture, LLC ("Joint Venture").

                                   RECITALS:

    A. Nor'Wester and North Country established the Joint Venture for the purpose of building and operating a regional craft brewery in Saratoga Springs, New York. The operations, ownership, and management of the Joint Venture is governed by the North County Joint Venture, LLC Operating Agreement (the "Operating Agreement"). North Country is a wholly-owned subsidiary of WVI.

    B. The purchase price for North County's Membership Interest (as that term is defined in the Operating Agreement) in the Joint Venture was paid, in part, by an unsecured, non-interest bearing note payable to the Joint Venture by North Country in the amount of $2,550,000, and payable on October 1, 1996. It was contemplated at the time of formation of the Joint Venture that North Country would pay the amount owed under the note with proceeds from North Country's public offering of its Common Stock, which offering was to have been completed prior to the due date of the note.

    C. North Country's public offering has been suspended and North Country has not paid the amount due under the note. Therefore, pursuant to the terms of this Agreement, North Country withdraws from the Joint Venture and Nor'Wester consents to such withdrawal.


    NOW, THEREFORE, in consideration of the promises exchanged and the covenants contained in this Agreement, the parties agree as follows:

    1. WITHDRAWAL OF MEMBER. In accordance with Section 4.3 of the Operating Agreement, North Country hereby withdraws from the Joint Venture and transfers its Membership Interest to Nor'Wester, and Nor'Wester, being the only other member of the Joint Venture, hereby consents to North Country's withdrawal.

    2. PURCHASE PRICE FOR MEMBERSHIP INTEREST. Concurrently with the execution of this Agreement, Nor'Wester is delivering a promissory note in the form attached as Exhibit A to this Agreement (the "Note") payable to North Country evidencing the purchase price for North Country's Membership Interest in the amount of $192,358, representing the $100,000


1 - MEMBERSHIP TERMINATION AGREEMENT

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investment in the Joint Venture by WVI and $92,358 of other costs incurred by
North Country on behalf of the Joint Venture.

    3. TERMINATION OF ALL RIGHTS. North Country hereby acknowledges that by withdrawing from the Joint Venture it forfeits all of its rights with respect to any ownership interest it may have in the Joint Venture, including the assets of the Joint Venture, its contributions, and distributions and allocations of income and loss from the Joint Venture. North Country further agrees and acknowledges that the sole consideration being paid in connection with its withdrawal from the Joint Venture is the Note.

    4. VARIATION FROM OPERATING AGREEMENT. To the extent that the determination of the amount of and procedure for payment of consideration in exchange for North Country's Membership Interest in the Joint Venture, as described in this Agreement, may vary from the procedures and terms of the Operating Agreement, the parties waive, in connection with this transaction only, those provisions of the Operating Agreement which vary from the terms of this Agreement.

    5.   GENERAL PROVISIONS.

         5.1 RESOLUTION OF DISPUTES. This Agreement shall be governed by the internal laws of the State of Oregon. If the parties are unable to amicably resolve between themselves any serious disagreements relating to or arising from this Agreement, no party hereto shall seek redress against the other in any court or tribunal in any part of the world, but instead all parties hereto shall submit such dispute or claim will be settled by binding arbitration in Multnomah County, Oregon, under the Commercial Arbitration Rules of the American Arbitration Association, appointed in accordance with said rules. The arbitrators will apply Oregon and U.S. law, as applicable, to the merits of such dispute or claim without reference to rules of conflicts of law. No party hereto shall have the right to further appeal or redress in any court or tribunal except solely for the purpose of obtaining execution of the judgment rendered by the arbitrators. The parties hereto arbitrating differences agree to share equally all costs and expenses of such arbitration proceeding irrespective of its outcome, unless the arbitrators rule otherwise, which they may do for cause. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

         5.2 NOTICES. Any notice required or permitted by this Agreement will be in writing and will be delivered in person with receipt acknowledged or sent by prepaid registered or certified mail return receipt requested, addressed to the other party as set out below. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered. Contacts for such notices are:


2 - MEMBERSHIP TERMINATION AGREEMENT

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Willamette Valley, Inc.                   Nor'Wester Brewing Company, Inc.
Microbreweries Across America             66 S.E. Morrison Street
66 S.E. Morrison Street                   Portland, Oregon  97214
Portland, OR  97214                       Attention: _____________________
Attention: ______________________

North Country Brewing Company, Inc.       North Country Joint Venture, LLC
Excelsior Avenue, Building 3              Excelsior Avenue, Building 3
P.O. Box 376                              P.O. Box 376
Saratoga Springs, New York  12866         Saratoga Springs, New York  12866
Attention: ______________________         Attention: ______________________


    5.3 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties thereto, their successors and assigns.

    5.4 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to re-negotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

    5.5 LEGAL EXPENSES. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement will be entitled, in it addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees and costs.

    5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

    5.7 NO WAIVER. No waiver of any term or condition of this Agreement will be valid or binding on any party unless the same will have been mutually assented to in writing by an officer of such party. The failure of any party to enforce at any time any of the provisions of this Agreement or the failure to require at any time performance by any other party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of any party to enforce each and every such provision thereafter.

    5.8 CAPTIONS. The captions of Sections of this Agreement are for reference only and are not to be construed in any way as terms.

    5.9 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior


3 - MEMBERSHIP TERMINATION AGREEMENT

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discussion, whether oral or written, between them.  No modification or amendment of this Agreement, nor any waiver of any rights under this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by duly authorized officers of all parties.

    Signed and agreed to by the duly empowered officers of the respective corporations listed below:


NOR'WESTER BREWING COMPANY, INC.            WILLAMETTE VALLEY, INC.
                                            MICROBREWERIES ACROSS AMERICA


By: ____________________________            By: ____________________________
      Jim Bernau                            Name: __________________________
Its:  President                             Its: ___________________________


NORTH COUNTRY BREWING COMPANY, INC.         NORTH COUNTRY JOINT VENTURE, LLC


By: ____________________________            By: ____________________________
Name: __________________________            Name: __________________________
Its: ___________________________            Its: ___________________________


4 - MEMBERSHIP TERMINATION AGREEMENT

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                                   EXHIBIT A

                                PROMISSORY NOTE


State of Oregon                                                         $192,358

County of Multnomah                                            January ___, 1997


    FOR VALUE RECEIVED, the undersigned, NOR'WESTER BREWING COMPANY, INC., an Oregon corporation (the "Maker"), promises to pay to WILLAMETTE VALLEY, INC. MICROBREWERIES ACROSS AMERICA, an Oregon corporation (the "Holder"), at such place as the Holder may designate, the principal sum of ONE HUNDRED NINETY-TWO THOUSAND THREE HUNDRED FIFTY-EIGHT AND NO/100 DOLLARS (U.S. $192,358), together with interest on the outstanding principal balance of this Promissory Note from the date hereof until fully paid at the interest rate hereinafter set forth. Interest shall accrue on the unpaid principal balance hereof from the period from the date hereof until paid at the rate of the prime rate quoted by Bank of America Oregon plus one percent.

    The outstanding principal balance, and all accrued and unpaid interest, shall be due and payable on closing of the investment by United Breweries of America, Inc. in Nor'Wester and its affiliates, pursuant to terms of the Investment Agreement dated ________________________, 19______, or if closing has not occurred by September 30, 1997, then in eight (8) equal quarterly payments of principal and interest, beginning on December 31, 1997.

    The undersigned shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by the Holder of this Promissory Note without suit or action in attempting to collect funds due under this Promissory Note. In the event an action is instituted for the collection of this Promissory Note, the prevailing party shall be entitled to recover, at trial or on appeal, such sums as the court may adjudge reasonable as attorney fees, in addition to costs and necessary disbursements.

    Maker and its successors and assigns hereby waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and consent that the time of payment on any part of this Promissory Note may be extended by the Holder without otherwise modifying, altering, releasing, affecting or limiting their liability.

    This Promissory Note is to be construed in all respects and enforced according to the laws of the State of Oregon.


1 - EXHIBIT A -- PROMISSORY NOTE

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    IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be executed and delivered by its duly authorized officer on the day and year first above written.


                                       NOR'WESTER BREWING COMPANY, INC.


                                       By: ____________________________
                                       Name: __________________________
                                       Its: ___________________________


2 - EXHIBIT A -- PROMISSORY NOTE